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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 3, 1998 for Charter Behavioral Health Systems, LLC for the year ended September 30, 1998 included in this Form 10-K for Crescent Operating, Inc. for the year ended December 31, 1998, into the previously filed registration statement of Crescent Operating, Inc. on Form S-4 (File No. 333-57891).



ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 29, 1999